Because the electronic format for filing
N-SAR does not provide adequate space for responding to item 15, the complete answer is as follows:

015 A00AA100 Republic Bank Limited
015 B00AA100 S
015 C01AA100 Port of Spain
015 D01AA100 Trinidad and Tobago
015 E04AA100 X
015 A00AA101 Banque Internationale
             Arabe de Tunisie
015 B00AA101 S
015 C01AA101 Tunis
015 D01AA101 Tunisia
015 E04AA101 X
015 A00AA102 Citibank, A.S.
015 B00AA102 S
015 C01AA102 Istanbul
015 D01AA102 Turkey
015 E04AA102 X
015 A00AA103 Standard Chartered Bank Uganda
             Limited
015 B00AA103 S
015 C01AA103 Kampala
015 D01AA103 Uganda
015 E04AA103 X
015 A00AA104 Ing Bank Ukraine
015 B00AA104 S
015 C01AA104 Kiev
015 D01AA104 Ukraine
015 E04AA104 X
015 A00AA105 HSBC Bank Middle East Limited
015 B00AA105 S
015 C01AA105 Dubai City
015 D01AA105 United Arab Emirates -
             Dubai Financial Market
015 E04AA105 X
015 A00AA106 HSBC Bank Middle East Limited
015 B00AA106 S
015 C01AA106 Dubai City
015 D01AA106 United Arab Emirates -
             Dubai International Financial Center
015 E04AA106 X
015 A00AA107 HSBC Bank Middle East Limited
015 B00AA107 S
015 C01AA107 Abu Dhabi
015 D01AA107 United Arab Emirates - Abu Dhabi
015 E04AA107 X
015 A00AA108 State Street and Trust Company,
             United Kingdom
015 B00AA108 S
015 C01AA108 London
015 D01AA108 United Kingdom
015 E04AA108 X
015 A00AA109 Banco Itau Uraguay S.A.
015 B00AA109 S
015 C01AA109 Montevideo
015 D01AA109 Uruguay
015 E04AA109 X
015 A00AA110 Citibank, N.A.
015 B00AA110 S
015 C01AA110 Caracas
015 D01AA110 Venezuela
015 E04AA110 X
015 A00AA111 HSBC Bank (Vietnam) Limited
015 B00AA111 S
015 C01AA111 Ho Chi Minh City
015 D01AA111 Vietnam
015 E04AA111 X
015 A00AA112 Standard Chartered Bank Zambia PLC.
015 B00AA112 S
015 C01AA112 Lusaka
015 D01AA112 Zambia
015 E04AA112 X
015 A00AA113 Barclays Bank of Zimbabwe
015 B00AA113 S
015 C01AA113 Harare
015 D01AA113 Zimbabwe
015 E04AA113 X
015 A00AA114 Standard Chartered Bank (Thai) Public
             Company Limited
015 B00AA114 S
015 C01AA114 Bangkok
015 D01AA114 Thailand
015 E04AA114 X
015 A00AA115 Standard Generale de Banques en Cote
             d'Ivoire
015 B00AA115 S
015 C01AA115 Lome
015 D01AA115 Togo
015 E04AA115 X